UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 12, 2009 (November 10, 2009)

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On November 10, 2009, Comstock Homes of Raleigh, LLC (the “Borrower”) and Comstock Homebuilding Companies, Inc. (the “Company”) entered into a Forbearance and Conditional Release Agreement (the “Agreement”) with Fifth Third Bank, an Ohio banking corporation (the “Lender”) with respect to the $1.3 million outstanding principal under the Borrower’s secured Brookfield project loan (the “Loan”). Under the terms of the Agreement, Lender has released the Borrower from its obligations relating to the Loan contemporaneous with the execution by the Borrower of statutory foreclosure waivers allowing for the expeditious foreclosure of the single family building lots secured by the Loan (the “Collateral”). If Lender successfully forecloses on the Collateral on or before February 28, 2010, subject to extension, Lender shall receive a non-interest bearing unsecured deficiency note in the amount of $25,000 with a three year term (the “Deficiency Note”) from the Company. The Deficiency Note shall be fully subordinate to the repayment of the secured lenders of the Company’s subsidiaries. Should Lender fail to foreclose on the Collateral on or before February 28, 2010, subject to extension, the Company shall not be required to deliver the Deficiency Note but the release issued by Lender will nevertheless remain effective upon its eventual foreclosure of the Collateral.

On November 11, 2009, the Company issued a press release announcing the Modification. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release by Comstock Homebuilding Companies, Inc. dated November 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2009

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/S/ CHRISTOPHER CLEMENTE
Christopher Clemente, Chief Executive Officer